SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2003

FREEPORT-McMoRan COPPER & GOLD INC.

           Delaware

  1-9916

          74-2480931

       (State or other

(Commission

        (IRS Employer

        jurisdiction of

  File Number)

         Identification

        incorporation or

         Number)

        organization)

1615 Poydras Street

New Orleans, Louisiana  70112

Registrant's telephone number, including area code:  (504) 582-4000

Item 5.  Other Events.

In connection with an investor conference on September 12, 2003, Freeport-McMoRan Copper & Gold Inc. (NYSE: FCX) management will update investors on the company’s operations and significant debt reduction activities completed during the third quarter of 2003.  The presentation materials have been posted on the company’s website at www.fcx.com.

FCX’s results continue to benefit from strong operating performance and are on track to meet annual sales projections of 1.4 billion pounds of copper and 2.6 million ounces of gold, 320 million pounds of copper and 640,000 ounces of gold for the third quarter.  At current gold prices approximating $375 per ounce, FCX’s unit cash production costs, net of gold and silver credits, are expected to average a net credit of 5 cents per pound for 2003.  Operating cash flows in 2003 are expected to exceed $600 million and capital expenditures are expected to total approximately $160 million.

As previously reported, during the first quarter of 2003, FCX issued $500 million of 10.125% Senior Notes due 2010 and $575 million of 7% Convertible Senior Notes due in 2011 convertible at $30.87 per share, which represented a 70% premium to the price of FCX’s common shares on the date of issuance.  Subsequently, FCX has taken the following steps to strengthen its financial position, as previously announced:

o

Repaid $279 million under its bank credit facilities

o

Repurchased $310 million of Senior Notes due 2026 (puttable in 2003) and 2006

o

Purchased 85.7 percent interest in PT-FI’s power project for $78 million, reducing consolidated debt by $55 million

o

Redeemed the Gold-Denominated Preferred Stock, Series I for $211 million, reducing consolidated debt by $233 million

o

Negotiated the early conversion of $311 million of 8¼% Convertible Senior Notes using restricted cash held in escrow for payment of future interest on these notes

The debt reduction amounts included above total $1.2 billion.  FCX’s unrestricted cash position approximated $465 million as of September 11, 2003.

As previously announced, FCX expects its third-quarter results will include an approximate net charge of $13 million to net income ($0.08 per average basic share outstanding), resulting from a $25 million expense for the early conversion of $311 million of 8¼% Convertible Senior Notes, and a $12 million after-tax gain on the August 1 redemption of the Gold-Denominated Preferred Stock, Series I.

In addition, FCX adopted SFAS No. 150 on July 1, 2003, requiring it to classify its mandatory redeemable commodity-linked preferred stock as debt.  FCX’s third quarter results will include a one-time $25 million charge to net income ($0.16 per average basic share outstanding) as a cumulative effect for a change in accounting principle to record the amortization of the original issuance costs for these securities.

Cautionary Statement and Regulation G Disclosure.  This report contains forward-looking statements in which we discuss factors we believe may affect our performance in the future.  Forward-looking statements are all statements other than historical facts, such as statements regarding estimated anticipated sales volumes, projected unit production costs, projected operating cash flows, projected capital expenditures, projected annual interest savings, and projected third quarter expenses and gains.  Accuracy of the projections depends on assumptions about events that change over time and is thus susceptible to periodic change based on actual experience and new developments.  FCX cautions readers that it assumes no obligation to update or publicly release any revisions to the projections in this press release.  Additionally, important factors that might cause future results to differ from these projections include industry risks, commodity prices, Indonesian political risks and other factors described in FCX's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.  This report also contains the financial measure projected cash production cost.  For further information about this financial measure, please refer to FCX’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: \s\ C. Donald Whitmire, Jr.

     ----------------------------------------

           C. Donald Whitmire, Jr.

      Vice President and Controller -

         Financial Reporting

         (authorized signatory and

        Principal Accounting Officer)

Date:  September 12, 2003